UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2012

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On January 31, 2012, Neenah Paper, Inc. (the “Company”) completed the purchase of certain premium brands and other assets from Wausau Paper Mills, LLC (“Wausau”) pursuant to an Asset Purchase Agreement dated as of December 7, 2011, by and among the Company, Wausau and Wausau Paper Corp.  The acquisition was previously disclosed in a Form 8-K filed by the Company on December 7, 2011.  Material terms of the acquisition include a Company cash payment of $21 million to acquire from Wausau, among other assets (a) the Astrobrights®, Astroparche® and Royal premium brands, (b) exclusive licensing rights for a portion of the Exact®  brand specialty business, including Index, Tag and Vellum Bristol, (c) approximately one month of finished goods inventory, and (d) certain converting equipment used for retail grades. In addition, the parties entered into a supply agreement under which Wausau will manufacture and supply product to the Company during a transition period.  The acquisition was financed through the Company’s existing credit facility and cash on hand.  The press release announcing the closing of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description of Exhibit

Exhibit 2.1	Asset Purchase Agreement, by and among Neenah Paper, Inc., Wausau Paper Corp., and Wausau Paper Mills, LLC, dated as of December 7, 2011*

Exhibit 99.1	Press Release

* Page iv of Exhibit 2.1 filed herewith contains a list of exhibits and schedules that are not included with this filing in accordance with Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: January 31, 2012	/s/ STEVEN S. HEINRICHS
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

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